Registration No. 333-201390

As filed with the Securities and Exchange Commission on April 27, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

AMENDMENT No.3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

EKLIPS CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7000 (Primary Standard Industrial Classification Number)	EIN 37-1754867 (IRS Employer Identification Number)

2220 Meridian Blvd Suite # T8941 Minden, NV 89423, United States702 751 8467

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

____________________________

Copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt Suite 201,Wheaton, IL 60187

(888) 978-9901

at@ibankattorneys.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer    ☐       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$12,88

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

EKLIPS CORP.

5,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of EKLIPS CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dmitrij Sisko, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Sisko will sell the shares and intends to offer them to friends, family members and business acquaintances. We have not made any arrangements to place the offering proceeds in an escrow, trust, or similar account. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$0.02	$100,000	$12,88

EKLIPS CORP. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for EKLIPS CORP. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________ 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS	11
PLAN OF OPERATION	11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	17
EXECUTIVE COMPENSATION	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
PLAN OF DISTRIBUTION	20
DESCRIPTION OF SECURITIES	21
DiINDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
LEGAL MATTERS	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
EXPERTS	22
AVAILABLE INFORMATION	23
FINANCIAL STATEMENTS	24
INDEX TO THE FINANCIAL STATEMENTS	24

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “EKLIPS CORP.” REFERS TO EKLIPS CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

EKLIPS CORP.

We are a development stage company which is in the business of booking all types of properties, directly from our website. Being a development stage company, we have no revenues and have no operating history. EKLIPS CORP. was incorporated in Nevada on April 4th, 2014. Our principal executive office is located at 2220 Meridian Blvd Suite # T8941, Minden, NV 89423, United States. Our phone number is: 702 751 8467. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We intend to engage in the business of booking accommodation, for short and long term. To date, we have signed one hotel, Ihaste Hotel in Estonia, willing to show their property on our website. Most of our revenue would come from commission paid by the hotels when their clients book their rooms, using our website. Also, we project placing ads for airline companies, banks, credit cards, etc. on our website and collect a pay-per-click fee when our clients click on their ads. Plus, we plan to create a mobile application which will ease the booking process and generate more revenue from mobile ads.

From inception until the date of this filing, we have not started any operating activities. Our financial statements from inception (April 4, 2014) through the year ended September 30, 2014, reports no revenues and a net loss of $638. As of March 1th, 2015 the company had $181 of cash in hand. We estimate our pre-offering monthly burn rate to be approximately $955; therefore we would run out of funds without additional capital by March 2015. The post-offering burn rate is approximated to be of $1,050 per month.

EKLIPS CORP. anticipates that it will derive its income from booking accommodations.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully develop, organize and sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Eklips Corp. is an Emerging Growth Company as defined in the Jumpstart Our Business Start-ups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

The Issuer:	EKLIPS CORP.
Securities Being Offered:	5,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The offering shall terminate on the earlier of:

(i) the date when the sale of all 5,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of the board of directors.

Net Proceeds	$100,000
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Dmitrij Sisko
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 4, 2014 (Inception) to September 30, 2014.

Financial Summary	September 30, 2014 ($)
Cash and Deposits	4,000
Total Assets	4,000
Total Liabilities	638
Total Stockholder’s Equity	3,362

Statement of Operations	Accumulated From April 4, 2014 (Inception) to September 30, 2014 ($)
Total Expenses	638
Net Loss for the Period	(638)
Net Loss per Share	( -)

RISK FACTORS

In addition to the other information in this prospectus, EKLIPS CORP. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on April 4, 2014, and are a startup company with no operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have no operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving and changing markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to successfully generating income, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failing to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS

DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT,

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $3,819 for the period from our inception on April 4, 2014 to January 31, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. HARRIS & GILLESPIE CPA’S, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

OUR SOLE EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE

CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive sole officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our director’s lack of experience in managing a public company and his limited amount of time devoted to the business could cause you to lose some or all of your investment.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We have identified customers as being travelers, but we cannot guarantee we will ever attract any customers to use our website. Even if they do book their accommodation using our website, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot attract customers and generate a profit.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to false advertisement or unsafe accommodations. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

IF WE SELL LESS THAN 80% OF ALL THE SHARES BEING OFFERED, OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AND HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If we sell less than 80% of the shares being offered, Mr. Sisko, our sole officer and director will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Sisko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF WE ARE UNABLE TO SIGN ENOUGH ACCOMMODATION, POTENTIAL CUSTOMERS WILL BOOK THEIR VACATION USING OUR COMPETITION AND OUR BUSINESS WILL FAIL.

Since our main revenue comes from the commission we charge to the accommodations, we need to attract enough people to book their rooms using our website in order to cover our costs. If we are unable to market our website properly, we will generate losses and our business to fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Mr. Sisko, for the future success of our business. The loss of the services of Mr. Sisko could have an adverse effect on our business, financial condition and results of operations.

We do not carry any key personnel life insurance policies on Mr. Sisko and we do not have a contract for his services.

FOREIGN OFFICERS AND DIRECTORS COULD RESULT IN DIFFICULTY ENFORCING RIGHTS.

The officer and director of the Company, Mr. Sisko, is located in Lithuania and as such, investors may have difficulty in enforcing their legal rights under the United States securities laws. Since our Directors and Officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or Officers in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There is other accommodation booking websites in business for a significant amount of time, such as www.booking.com. Some of these competitors have established businesses with substantial following and valuable contacts. We will attempt to compete against these companies by creating an easy to use website and VIP clients reward program. We cannot assure you that such a marketing plan will be successful or that competitors will not copy our plan.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

We are going to work in industry which is highly fragmented and competitive and is serving principally by big, well established companies. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its commission, which may adversely affect operating results.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Dmitrij Sisko, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between EKLIPS CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, approximated at $9,000 per year, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Legal and professional fees	$9,000	$9,000	$9,000	$9,000
Net proceeds	$16,000	$41,000	$66,000	$91,000
The net proceed will be used as follow:
Office set up and rent	$2,000	$5,000	$10,000	$15,000
Website development	$2,000	$5,000	$10,000	$10,000
Marketing	$7,000	$15,000	$20,000	$30,000
Travels	$5,000	$15,000	$25,000	$30,000
Miscellaneous	$0	$1,000	$1,000	$6,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. Our priority is to generate income.  We must travel to meet potential accommodation owners but also we need to develop the website to present it to them. Afterwards, we will market the website to create traffic. Lastly, we will need to set up the office. If we do not raise the maximum amount, we will still work on the purposes in this order, however on a smaller and simpler scale. For example, if we only raise $25,000, we will use $5,000 towards the travels to meet new customers, we would use $2,000 to develop the first version of the website, $7,000 for marketing and lastly, $2,000 to set up an office. If we raise $50,000, we will use $15,000 towards the travels, $5,000 to develop the first version of the website, $15,000 for marketing and lastly, $5,000 to set up an office. We will also have $1,000 for miscellaneous expenses. If we raise $75,000, we will use $25,000 towards the travels, $10,000 to develop the website, $20,000 for marketing and lastly, $10,000 to set up an office. We will also have $1,000 for miscellaneous expenses. If we raise the full $100,000, we will use $30,000 towards the travels, $10,000 to develop the website, $30,000 for marketing and lastly, $15,000 to set up an office. We will also have $6,000 for miscellaneous expenses. An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

If necessary, Dmitrij Sisko, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on April 4, 2014. Dmitrij Sisko, our sole officer and director, paid $0.001 per share for the 4,000,000 common shares.

Assuming completion of the offering, there will be up to 9,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level

$100,000

$75,000

$50,000

$25,000

Offering price

$0.02

$0.02

$0.02

$0.02

Net tangible book

$0.001

$0.001

$0.001

$0.001

value per common

share before offering

Increase per common

$0.0106

$0.0093

$0.0074

$0.0046

share attributable to

investors

Pro forma net tangible

$0.0115

$0.0101

$0.0082

$0.0054

book value per

common share after

offering

Dilution to investors

$0.0085

$0.0099

$0.0118

$0.0146

Dilution as a

percentage of

offering price

43%

49%

59%

73%

Based on 4,000,000 common shares outstanding as of September 30, 2014 and total stockholder’s equity of $3,362 utilizing audited September 30, 2014 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

PLAN OF OPERATION

To meet our need for cash, we are attempting to raise money from this offering. We believe, but cannot guarantee, that we will be able to raise enough money through this offering to run our operations. If we are unable to successfully sign a significant amount of accommodations, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's work experience in the retail and wholesale industry to attract clients and develop our business. As our business expands, we may hire additional salespersons to scout for new hosts. Below are the main steps and milestones the company plans for this fiscal year, assuming we raise the maximum amount of $100,000.

Our plan of operation for the twelve months following the date of this prospectus is to enter into agreements with more resorts, hotels, motels, bed and breakfasts and private hosts.

Our president will try to sign agreements with hosts. The specific business milestones that we hope to achieve are as follows:

      -  From the 1st to 6th month, we would like to sign as many agreements with hosts as possible, to secure their establishments on our website.  We are looking at big hotels in popular vacation countries, during this period. The cost of associated with this procedure will be approximately $30,000.

   -  From the 7th to 8th month, we would like the website to be completed, to be able to post the accommodation online. We hope to have enough online visitors and vacation purchasers. The cost of the website will be $10,000.

   -  From the 7th to 11th month, we plan advertise our website on vacation websites, TV, airline companies, etc. The marketing will cost approximately $30,000.

   -  On the 12th month, we would like to set up an office in our director`s hometown in Lithuania, and for that reason, we will not possess an office in the United States The approximated cost will be $15,000.

PROFIT FROM BOOKINGS

To date, we have not booked any accommodation. We have signed a contract with a hotel who accepted to place his rooms on our website, for a commission.

The funds we have at the moment may not be sufficient and we cannot guarantee that it will cover the operations for the next twelve months. We have to create the website and rent accommodations, or the business might fail. Even if we market our website, we cannot guarantee that we will be profitable. If we do not rent enough rooms for a profit and we use our cash reserve, we may not be able to continue operations.

As a result, we may need to seek additional funding in the near future. We currently do not have a specific plan to obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek short-term loans from our director. At this time, no arrangements or agreements have been discussed. We cannot provide investors with any assurance, that we will be able to raise sufficient funding from the sale of our common stock, or through a loan from our director, to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

In addition, during the next 12 months, we anticipate on spending $9,000 on administrative fees and general administrative costs, including fees payable for the filing of this registration statement and complying with reporting obligations.

If we are unable to generate sufficient revenue, we may need to raise additional funds to cover our budgeted expenses in the next twelve months. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds in the company, but will seek funding advances from our officer and director, or from sale of our common stock.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULT OF OPERATIONS

We did not earn any revenue during the period from our inception on April 4, 2014 to September 30, 2014. We do not anticipate earning significant revenues until we complete the website and begin renting accommodations.

We incurred operating expenses in the amount of $638 for the period from our inception on April 4, 2014 to September 30, 2014. These operating expenses were comprised of incorporation fees recorded at $638.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

 LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2014, the Company had $4,000 cash and $638 of liabilities.

Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To meet a small part of our need for cash, we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

Should the Company fail to sell less than all its shares under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United-States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures about Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

BUSINESS OVERVIEW

GENERAL

We were incorporated in the State of Nevada on April 4, 2014. We intend to engage in the business of renting short-term or long-term accommodation, through our website. To date, we have not yet generated any revenue. To generate revenue we need to complete our website and have a reasonable number of accommodations advertised on it.

Having studied entrepreneurship and business management at the faculty of economics and business administration at the University of Tartu, Mr. Sisko opened his own business, selling books in retail and wholesale, at age 23. During his business venture, he developed valuable contacts in the Estonian trade industry. Mr. Sisko’s experience and contacts will be highly valuable to our company and we intent to take advantage of his experience. Our business strategy is to find as many accommodations as possible, not only in touristic areas but also in less renowned locations.

Once we begin operations and sign a few accommodations, we intent to offer our clients a chat room service that will allow them to communicate between each other to talk about the accommodations they previously booked, their future trips and even share a room with each other whether they are travelling together from the same town or coming from different countries. We will offer them to have both their names on the reservations so that anyone from the group can check in on arrival and we will also offer them to pay for the room with two different credit cards.

The customers will be able to create a profile, where they will be able to share their experiences at the different accommodations and even the restaurants, landscape, attractions, etc. in the countries they have visited.

Alternative form of revenue will require us to find advertisers, willing to advertise their company on our website. These companies will pay a fee when a client uses their services after clicking on their website, while using our website. This pay-per-click will only attract advertisers if our website will be internationally recognized and receiving high number of visitors and users. In addition, we plan to create a mobile application which will ease the booking process and generate more revenue from mobile ads. Once we become profitable, we intent to hire a mobile application programmer to create the app version of our website. We do not have the knowledge on that process at this moment, but we will start inquiring and gathering information once we get the funds to do so.

AGREEMENTS WITH HOSTS

At this moment, we only succeeded in signing one hotel, Ihaste Hotel on July 24, 2014, willing to post his rooms on our website.

The following is a list of the terms and conditions between Ekilps Corp. and the hosts willing the post their accommodations on our website:

1.

Commission percentage shall be 10%

2.

The Agreement is only effective after approval and confirmation by Eklips Corp.

3.

This Agreement is subject to and governed by the Terms and Conditions

1.     ACCOMMODATION OBLIGATIONS

1.1    Accommodation Information

1.2    Parity and room restrictions

1.3 Commission

1.4    Payment of Commission

1.5    Reservation, Guest Reservation, complaints and Best Price Guarantee

1.6    Overbooking and cancellation

1.7    Credit Card guarantee

1.8    Security of Credit Card Data

1.9      Direct marketing to Guests

1.10 Extranet

1.11 Force Majeure Event

2.     RANKING, GUEST REVIEWS AND MARKETING

2.1    Ranking

2.2    Guest reviews

2.3 (Online) marketing and PPC advertising

3.     INDEMNIFICATION AND LIABILITY

4.     TERM, TERMINATION AND SUSPENSION

5.      BOOKS AND RECORDS

6.     CONFIDENTIALITY

MARKETING

The following is a list of advertising methods we intend to use to promote our website:

   -  Internet: advertising on airline companies websites, weather forecast website, etc.

   -  Advertising on TV, radio, newspaper

-  Posters at the hotels and other clients that accepted to post on Eklips’ website

-  Social media such as Facebook, Twitter, Instagram …

GOVERNMENT REGULATIONS

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

SHARE OF MARKET

Our expected share of the online booking market is difficult to determine given that most of these online companies are private businesses that have no duty to publicly disclose their revenue.

In order to start generating money, we know that we need to come up with additional funding. If we fail at finding the funds, our objectives will be delayed and our operations will follow suit. We do not have any financing at this point and it is crucial for our business to find the resources as soon as possible. Many factors influence our ability to find financing. Supply and demand, finding investors and commencing operations are some examples to be able to earn revenues.

We believe that the most likely source of our funds in a timely manner will be through the sale of additional shares of common stock. The likelihood of finding an investor or receiving advances from our director is close to nil. Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our customers. Failure to generate revenues will obligate us to suspend or cease operations.

Since we have one officer and director, he may not have enough time to devote to the business. He did agree to spend approximately 10 hour a week at the beginning but he will not invest more time until our operations expand. For that reason, the chances of our business to fail will be high if we do not succeed in finding the funds and commence the operations. Since he will be working sporadically on the business, operations may get interrupted or even suspended which will result in a lack of funds in a quick fashion and hence a possible cessation of operations.

At this time, we cannot guarantee our investors that we will obtain financing. If we do not raise financing to meet our obligations, we will be delayed and may have to abandon the operations. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Other than the financing, our business is subject to currency exchange fluctuation. We will put our prices in Euro. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

THE WEBSITE

Until now, we have purchased a domain name: www.eklipscorp.com. Our website is currently under construction. It will operate as follows: The potential customer will be able to choose a type of accommodation, in the country he or she wishes to visit. We will post information on the host and accommodation itself, to give a general idea to the customer on what to expect. We will also have a gallery page where pictures and videos will be posted on various locations, and we will give the hosts’ directions and contact information. Also, our potential customers will be able to read and post feedbacks on the accommodations we are offering.

FEDERAL SECURITIES LAW

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

COMPETITION

There are several websites that offer the same services we intent to offering. Some of these competitors have established businesses with substantial number of regular customers. We will attempt to compete against these companies but we cannot guarantee a profit.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

PUBLIC COMPANY

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

For our business plan to succeed, we must raise additional capital. If we do not find another way to receive funding, we will have to sell shares of common stock. If we do so, we might affect the value of the shares.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

Finally, we must say that we do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of September 30, 2014, the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Dmitrij Sisko 2220 Meridian Blvd Suite # T8941 Minden, NV 89423 , United States	35	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Dmitrij Sisko has acted as our President, Secretary, Treasurer and sole Director since our incorporation on April 4, 2014. Mr. Sisko devotes about 30% of his business time to meeting with potential hosts for Eklips Corp. From 2003 to 2007, Mr. Sisko has started in own business, selling books in retail and wholesale. Since 2007, he went back to college to study English, at Language Knowledge Center, Keeltekool OÜ. The technological advances and bad European economy decreased to demand for books and his business venture had to change direction.

Because of our director’s experience with his own business, we believe that Mr. Sisko has the right attributes to serve as a director. During his business venture, he acquired experience in interpersonal relations as well as business administration. His leadership and will to succeed helped us conclude that his aptitude will help grow our business.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise between our business and our director’s other business activities.

Our president will be devoting approximately 30% of his business time to our operations. Once we expand operations, and are able to attract more customers to our website by signing more accommodations, Dmitrij Sisko has agreed to commit more time as required. Because Dmitrij Sisko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Dmitrij Sisko, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our sole officer and director, Dmitrij Sisko, is an independent contractor to us and currently devotes approximately ten to fifteen hours per week to company matters. After receiving funding pursuant to our business plan, Mr. Sisko intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on April 4, 2014 until March 1, 2015:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Dmitrij Sisko , President, Treasurer and Secretary	April 4, 2014, to Present	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Sisko currently devotes approximately ten hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of March 1 , 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dmitrij Sisko	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dmitrij Sisko will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On May 14, 2014, we issued a total of 4,000,000 shares of restricted common stock to Dmitrij Sisko, our sole officer and director, in consideration of $4,000.

Mr. Sisko will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sisko. Mr. Sisko will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Sisko does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Sisko or the repayment of the funds to Mr. Sisko. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 1, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Dmitrij Sisko 2220 Meridian Blvd Suite # T8941 Minden, NV 89423, United States	4,000,000 shares of common stock (direct)		100%

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 30, 2014. As of January 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

EKLIPS CORP. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company director, Mr. Sisko, will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address 2220 Meridian Blvd Suite # T8941, Minden, NV 89423, United States. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Dmitrij Sisko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Sisko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sisko will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Dmitrij Sisko is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sisko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sisko will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

EKLIPS CORP. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree, or not, to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which EKLIPS CORP. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorize us to issue any preferred stock. As of September 30, 2014, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Adam S. Tracy, Esq. . attorney at law, have rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

HARRIS & GILLESPIE CPA’S, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. HARRIS & GILLESPIE CPA’S, PLLC, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of EKLIPS CORP. for the period ended September 30, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

EKLIPS CORP

FINANCIAL STATEMENTS

September 30, 2014

                                                                                                                        (A DEVELOPMENT STAGE COMPANY)

HARRIS & GILLESPIE CPA’S, PLLC

CERTIFIED PUBLIC ACCOUNTANT’S

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Eklips, Corp.

We have audited the accompanying balance sheets of Eklips Corp. (A Development Stage Company) as of September 31, 2014 and the related statements of operations, stockholders’ equity and cash flows for the period then ended, and for the period from April 4, 2014 (inception) to September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eklips Corp. (A Development Stage Company) as of September 30, 2014 and the results of its operations and cash flows for the period then ended and for the period from April 4, 2014 (inception) to September 30, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HARRIS & GILLESPIE CPA’S, PLLC

Seattle, Washington

December 15, 2014

EKLIPS CORP

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	SEPTEMBER 30, 2014
Current Assets
Cash and cash equivalents	$ 4,000

Total Current Assets	$ 4,000
Total Assets	$ 4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	$ 638

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid in capital	-
Deficit accumulated during the development stage	(638)
Total Stockholders’ Equity	3,362

Total Liabilities and Stockholders’ Equity	$ 4,000

See accompanying notes to financial statements.

EKLIPS CORP

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from April 4, 2014 (Inception) to September 30, 2014

REVENUES	$ -

OPERATING EXPENSES
General expenses	638
TOTAL OPERATING EXPENSES	638

NET LOSS FROM OPERATIONS	(638)

PROVISION FOR INCOME TAXES	-

NET LOSS	$ (638)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000

See accompanying notes to financial statements.

EKLIPS CORP

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO SEPTEMBER 30, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, April 4, 2014	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on May 14, 2014	4,000,000	4,000	-	-	4,000
Net loss for the year ended September 30, 2014	-	-	-	(638)	(638)

Balance, September 30, 2014	4,000,000	$ 4,000	$ -	$ (638)	$ 3,362

See accompanying notes to financial statements.

EKLIPS CORP

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from April 4, 2014 (Inception) to SEPTEMBER 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (638)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(638)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,000
Loans from director	638
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,638

NET INCREASE IN CASH	4,000
Cash, beginning of period	-
Cash, end of period	$ 4,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to financial statements.

EKLIPS CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

EKLIPS CORP is a newly formed corporation, registered in the State of Nevada on April 4, 2014. We are a company at its development stage. Our business intention is in booking all types of properties, directly from our website. Our revenue will be earned by charging a fee to our customers who are interested in booking different properties from our website.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a September 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,000 of cash as of September 30, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

EKLIPS CORP

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

EKLIPS CORP does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of September 30, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

EKLIPS CORP

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 4 – LOAN FROM DIRECTOR

On April 4, 2014, director loaned $638 for the Company. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $638 as of September 30, 2014.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 14, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of September 30, 2014.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $638 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

SEPTEMBER 30, 2014
Federal income tax benefit attributable to:
Net Operating loss carryover	$ 638
Less: valuation allowance	(638)
Net provision for Federal income taxes	$ -

EKLIPS CORP

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

NOTE 7 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

SEPTEMBER 30, 2014
Deferred tax asset attributable to:
Current operations	$ 217
Less: valuation allowance	(217)
Net deferred tax asset	$ -

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $217 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations through September 30, 2014 to the date these financial statements were available to be issued, December 15, 2014, through the date that they were filed, and has determined that it does not have any material subsequent events to disclose in these financial statements.

EKLIPS CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS TABLE OF CONTENTS

December 31, 2014 and September 30, 2014

(Unaudited)

Balance Sheets as of December 31, 2014 and September 30, 2014

     36

Statements of Operations for the three months periods ended

December 31                                                                                                                       37

Statements of Cash Flows for the three months period ended December 31, 2014             38

Notes to the Financial Statements

  39 - 43

EKLIPS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND SEPTEMBER 30, 2014

ASSETS	December 31, 2014 (unaudited)	September 30, 2014 (audited)
Current Assets
Cash and cash equivalents	$ 216	$ 4,000
Total current assets	216	4,000
Total Assets	$ 216	$ 4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	$ 1,138	$ 638
Total current liabilities	1,138	638
Total Liabilities	1,138	638

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Additional paid in capital	-	-
Deficit accumulated during the development stage	(4,922)	(638)
Total Stockholders’ Equity	(922)	3,362

Total Liabilities and Stockholders’ Equity	$ 216	$ 4,000

The accompanying notes are an integral part of these financial statements

EKLIPS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO DECEMBER 31, 2014

(Unaudited)

Three month Ended December 31, 2014

REVENUES	$ -

OPERATING EXPENSES
General expenses	4,284
TOTAL OPERATING EXPENSES	4,284

NET LOSS FROM OPERATIONS	(4,284)

PROVISION FOR INCOME TAXES	-

NET LOSS	$ (4,284)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000

The accompanying notes are an integral part of these financial statements

EKLIPS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS PERIOD ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO DECEMBER 31, 2014

(Unaudited)

Three Months Ended December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,284)
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,284)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Proceeds from Director loan	500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	500

NET CHANGE IN CASH	(3,784)
Cash, beginning of period	4,000
Cash, end of period	$ 216

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements

EKLIPS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

EKLIPS CORP is a newly formed corporation, registered in the State of Nevada on April 4, 2014. We are a company at its development stage. Our business intention is in booking all types of properties, directly from our website. Our revenue will be earned by charging a fee to our customers who are interested in booking different properties from our website.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a September 30 fiscal year end. Management’s opinion that all adjustments necessary for a fair statement of the results for the interim periods have been made, and a statement that all adjustments are of a normal recurring nature or a description of the nature and amount of any adjustments other than normal recurring adjustments and Sufficient disclosures so as to make the interim financial information not misleading.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $216 of cash as of December 31, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

EKLIPS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

EKLIPS CORP does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of December 31, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

EKLIPS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

NOTE 3 – GOING CONCERN - CONTINUED

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On April 4, 2014, director loaned $638 for the Company. On December 12, 2014 director loaned additional $500 to the capital. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $1,138 as of December 31, 2014.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 14, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of December 31, 2014.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of December 31, 2014, the Company had net operating loss carry forwards of approximately $4,922 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

EKLIPS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2014

(Unaudited)

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to December 31, 2014 to the date these financial statements which were issued on March 5, 2015, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

[Back Page of Prospectus]

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

EKLIPS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.88
Printing Expenses	$87.12
Accounting Fees and Expenses	$1,500.00
Auditor Fees and Expenses	$2,500.00
Legal Fees and Expenses	$2,400.00
Transfer Agent Fees	$2,500.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

 The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On November 20, 2013, EKLIPS CORP. offered and sold 4,000,000 share of common stock to our sole officer and director, Dmitrij Sisko, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. EKLIPS CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated July 24, 2014 by and between the EKLIPS CORP. and IHASTE HOTEL
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	HARRIS & GILLESPIE CPA’S, PLLC

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the country of Lithuania, on the 27th day of March, 2015.

EKLIPS CORP.

By:	/s/	Dmitrij Sisko
	Name:	Dmitrij Sisko
	Title:	President
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dmitrij Sisko, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of EKLIPS CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Dmitrij Sisko
Dmitrij Sisko	President	April 27, 2015
/s/ Dmitrij Sisko
Dmitrij Sisko	Director	April 27, 2015
/s/ Dmitrij Sisko
Dmitrij Sisko	Principal Executive Officer	April 27, 2015
/s/ Dmitrij Sisko
Dmitrij Sisko	Principal Financial Officer	April 27, 2015
/s/ Dmitrij Sisko
Dmitrij Sisko	Principal Accounting Officer	April 27, 2015
/s/ Dmitrij Sisko
Dmitrij Sisko	Secretary/Treasurer	April 27, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated July 24, 2014, between EKLIPS CORP. and IHASTE HOTEL
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	HARRIS & GILLESPIE CPA’S, PLLC